UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 10, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 8.01    Other Events

    On May 10, 2010, El Paso Electric Company (the “Company”) reached a tentative settlement with the staff of the Public Utility Commission of Texas (the “PUCT”), the City of El Paso (the “City”) and all intervenors in its 2009 Texas retail rate case and fuel reconciliation in PUCT Docket No. 37690. The tentative settlement is subject to (i) the negotiation of a formal stipulation among the parties, including the negotiation of the rate design by individual customer class, (ii) approval of the terms of the settlement by the El Paso City Council, and (iii) approval of the stipulation by the PUCT. The Company can give no assurance whether or when the tentative settlement will receive the required approvals.

    Under the terms of the tentative settlement, the Company will be permitted to increase its non-fuel base rates by $17.15 million over current base rates. The rate increase will be effective as of July 1, 2010. All additions to electric plant in service since June 30, 1993 through June 30, 2009 will be deemed to be reasonable and necessary with the exception of a $6.6 million net investment in the Copper plant gas turbine. In addition, the Company will be entitled to reflect the cost of its customer information system completed in April 2010 in base rates with a ten-year amortization. Effective with the implementation of new rates, the Company will be entitled to reflect a 10.125% return on equity in its calculation of the allowance for funds used during construction.

    The tentative settlement further provides that the Company’s fuel costs for the period from March 1, 2007 through June 30, 2009 will be reconciled subject only to a hearing on the amount of the Four Corners coal mine reclamation costs to be recovered from Texas customers. In addition, renewable energy credit costs will be deemed to have been recovered through base rates and will not be recovered through the Company’s fuel clause. The tentative settlement will also establish a formula-based fuel factor for the recovery of fuel costs effective as of July 1, 2010.

    Under the tentative settlement and consistent with a previous agreement, the Company will be entitled to retain 10% of off-system sales margins after June 30, 2010. Currently, the Company retains 75% of such margins.

    Finally, the tentative settlement establishes an energy efficiency cost-recovery factor and allows the recovery of deferred energy efficiency costs over a three-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: May 10, 2010	By: /s/ David G. Carpenter
	Name:	David G. Carpenter
	Title:	Senior Vice President and Chief Financial Officer

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